UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2007

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification No.)

651 S. Stratford Drive, Suite 100, Meridian, ID  83642

(Address of principal executive offices)   (Zip Code)

(800) 824-3703

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On November 6, 2007, the Compensation Committee of the Board of Directors of MWI Veterinary Supply, Inc. (the “Company”) approved the annual base salary and bonus opportunity for each of the members of the executive leadership team for fiscal year 2008. The fiscal year 2008 base salary for each of the Company’s named executive officers is as follows:

Named Executive Officer	Title	FY 2008 Base Salary

James F. Cleary	President and Chief Executive Officer	$300,000

Mary Patricia B. Thompson	Senior Vice President of Finance and Administration, Chief Financial Officer	$160,000

Jeffrey J. Danielson	Vice President of Sales	$147,300

John J. Francis	Vice President and General Manager, Specialty Resources Group	$144,000

James S. Hay	Vice President and Chief Information Officer	$131,076

The Compensation Committee also established the maximum bonus opportunity for each of the members of the executive leadership team of the Company. The maximum bonus opportunity for fiscal 2008 is 100% of base salary for Mr. Cleary, 70% of base salary for Ms. Thompson, 60% of base salary for Messrs. Danielson and Francis, and 50% of base salary for Mr. Hay. Each executive officer will only receive payment of a bonus for fiscal year 2008 if financial performance targets based on the Company’s budget and/or individual performance goals for each executive officer are achieved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.

Date: November 12, 2007	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration and Chief Financial Officer